AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2000
                                                REGISTRATION NO. 333-_____

  ===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                          SHAMAN PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               94-3095806
          (STATE INCORPORATION)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              213 EAST GRAND AVENUE
                   SOUTH SAN FRANCISCO, CALIFORNIA 94080-4812
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           SERIES R STOCK OPTION PLAN

                                  LISA A. CONTE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          SHAMAN PHARMACEUTICALS, INC.
                              213 EAST GRAND AVENUE
                   SOUTH SAN FRANCISCO, CALIFORNIA 94080-4812

                  (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (650) 952-7070
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                             DONALD C. REINKE, ESQ.
                            BAY VENTURE COUNSEL, LLP
                        1999 HARRISON STREET, SUITE 1300
                            OAKLAND, CALIFORNIA 94612
                                  510-273-8750
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                              Proposed     Proposed
                                                                                               Maximum       Maximum
                                                                                 Amount       Offering     Aggregate     Amount of
Title of Each Class of                                                           to be        Price Per     Offering   Registration
Securities to be Registered                                                   Registered        Share         Price          Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share:
subject to outstanding options under the Series R Stock Option Plan........    8,890,490       $1.17(1)    $10,401,873      $2,746

Reserved under the Series R Stock Option Plan..............................    8,890,490       $ N/A       $ N/A            $ N/A
====================================================================================================================================

(1) Estimated in accordance with Rule 457 (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $1.17 per share (which is the average of the high and low prices of Registrant's Common Stock as reported on the OTC Bulletin Board on February 3, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Shaman Pharmaceuticals, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Form 10-K for the fiscal year ended December 31, 1998 as filed on March 31, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (b) The Registrant's Form 10-Q for the quarterly period ended March 31, 1999 as filed on May 17, 1999 pursuant to Section 13 of the Exchange Act.

      (c) The Registrant's Form 10-Q for the quarterly period ended June 30, 1999 as filed on August 16, 1999 pursuant to Section 13 of the Exchange Act.

      (d) The Registrant's Form 10-Q for the quarterly period ended September 30, 1999 as filed on November 15, 1999 pursuant to Section 13 of the Exchange Act.

      (e) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-21022),
including Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, pursuant to Section 12 (g) of the Exchange Act, and any other amendment or report filed for the purpose of updating such description.

      (f) All other reports filed by the Registrant pursuant to Section 13 (a) or 15 (d) of the Exchange Act since July 16, 1999.

      All documents filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

      The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant has entered into indemnification agreements with all of its officers and directors, as permitted under Delaware law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.EXHIBITS.

 Exhibit
 Number                             Description
--------     -------------------------------------------------------------------

   4*        Series R Stock Option Plan.
   5.1       Opinion of counsel as to the legality of the securities being registered.
  23.1       Consent of Bay Venture Counsel, LLP (contained  in Exhibit 5.1).
  23.2       Consent of Ernst & Young LLP, Independent Auditors.
  24.1       Power of Attorney (see signature page).

  ----------------------
  *   Filed herewith.

ITEM 9.     UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 7, 2000.

                                      SHAMAN PHARMACEUTICALS, INC.



                                      By:/s/ Lisa A. Conte
                                             ___________________________________
                                             Lisa A. Conte
                                             President, Chief Executive
                                             Officer and Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lisa A. Conte as his attorney-in-fact, with full power of substitution for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                       Date
--------------------------    -------------------------------     -------------
/s/ Lisa A. Conte
--------------------------    Director, President, Chief        February 7, 2000
    Lisa A. Conte             Executive Officer and Chief
                              Financial Officer, (Principal
                              Executive Officer and Principal
                              Financial and Accounting Officer)

/s/ G. Kirk Raab
--------------------------    Chairman of the Board             February 7, 2000
    G. Kirk Raab


/s/ Adrian D.P. Bellamy
--------------------------    Director                          February 7, 2000
    Adrian D.P. Bellamy


--------------------------    Director                          February _, 2000
    Jeffrey Berg

/s/ Herbert H. McDade, Jr.
--------------------------    Director                          February 7, 2000
    Herbert H. McDade, Jr.

/s/ M. David Titus
--------------------------    Director                          February 7, 2000
    M. David Titus


 --------------------------   Director                          February _, 2000
    Loren D. Israelsen


By: /s/ Lisa A. Conte
 --------------------------                                     February 7, 2000
 Lisa A. Conte, Attorney-in-fact

                                  EXHIBIT LIST


Exhibit
 Number                             Description
--------     -------------------------------------------------------------------

   4*        Series R Stock Option Plan.
   5.1       Opinion of counsel as to the legality of the securities being registered.
  23.1       Consent of Bay Venture Counsel, LLP (contained  in Exhibit 5.1).
  23.2       Consent of Ernst & Young LLP, Independent Auditors.
  24.1       Power of Attorney (see signature page).

  ----------------------
  *   Filed herewith.

                                   EXHIBIT 4

                          SHAMAN PHARMACEUTICALS, INC.
                                      1999
                      SERIES R PREFERRED STOCK OPTION PLAN

1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant.

2.   Definitions.  As used herein, the following definitions shall apply:

     a. "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     b. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     c. "Applicable Laws" means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents therein.

     d.   "Board" means the Board of Directors of the Company

     e.   "Code" means the Internal Revenue Code of 1986, as amended.

     f. "Committee" means any committee appointed by the Board to administer the Plan.

     g.   "Common Stock" means the common stock of the Company.

     h. "Company" means Shaman Pharmaceuticals, Inc., a Delaware corporation.

     i. "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services as an independent contractor and is compensated for such services.

     j.   "Continuing Directors" means members of the Board who either
(i) have been Board members continuously for a period of at least thirty-six
(36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     k. "Continuous Status as an Employee, Director or Consultant" means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     l. "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

          i. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          ii. the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

          iii. any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     m.   "Covered Employee" means an
Employee who is a "covered employee" under Section 162(m)(3) of the Code.

     n.   "Director" means a member of the Board.

     o. "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary of the Company for purposes of Section 422 of the Code. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     p. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     q. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          i. Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing sales price for a Share for the last market trading day prior to the time of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          ii.   In the absence of an established market of the type described in
(i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     r. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

     s. "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     t. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     u.   "Option" means a stock option granted pursuant to the Plan.

     v. "Option Agreement" means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.

     w.   "Optioned Stock" means the Common Stock subject to an Option.

     x. "Optionee" means an Employee, Director or Consultant who receives an Option under the Plan.

     y. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     z. "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     aa.  "Plan" means this 1997 Stock Option Plan.

     bb. "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

     cc. "Series R Preferred Stock" means the shares of the Company's Series R Preferred Stock authorized under the Company's Series R Preferred Stock Certificate of Designation.

     dd. "Share" means a share of the Company's Series R Preferred Stock and, upon conversion of each share of Series R Preferred Stock, that number of shares of Common Stock issued upon the automatic conversion of each such share of Series R Preferred Stock pursuant the Company's Series R Preferred Stock Certificate of Designation.

     ee. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan.

     a. Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be optioned and sold under the Plan is [250,000] Shares (adjusted appropriately upon the conversion of the Series R Preferred Stock). The Shares may be authorized, but unissued, or reacquired Series R Preferred Stock or Common Stock, as the case may be.

     b. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option exchange program, such unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.   Administration of the Plan.

     a.    Plan Administrator.

          i. Administration with Respect to Directors and Officers. With respect to grants of Options to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or
(B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          ii. Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by
(A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Options and may limit such authority by requiring that such Options must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

          iii. Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Options to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          iv. Administration Errors. In the event an Option is granted in a manner inconsistent with the provisions of this subsection (a), such Option shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

     b. Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          i. to select the Employees, Directors and Consultants to whom Options may be granted from time to time hereunder;

          ii. to determine whether and to what extent Options are granted hereunder;

          iii. to determine the number of Shares to be covered by each Option granted hereunder;

          iv.   to approve forms of Option Agreement for use under the Plan;

          v. to determine the terms and conditions of any Option granted hereunder;

          vi. to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no Option shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

          vii. to amend the terms of any outstanding Option granted under the Plan, including a reduction in the exercise price of any Option to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Option, provided that any amendment that would adversely affect the Optionee's rights under an outstanding Option shall not be made without the Optionee's written consent; viii. to construe and interpret the terms of the Plan and Options granted pursuant to the Plan; and ix. to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate. c. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Non-Qualified Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. An Employee, Director or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.   Terms and Conditions of Options.

     a. Designation of Options. Each Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     b. Conditions of Option. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in vesting corresponding to the degree of achievement as specified in the Option Agreement.

     c. Term of Option. The term of each Option shall be the term stated in the Option Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

     d. Transferability of Options. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Non-Qualified Stock Options shall be transferable to the extent provided in the Option Agreement.

     e. Time of Granting Options. The date of grant of an Option shall for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

7.   Option Exercise Price, Consideration and Taxes.

     a.    Exercise Price. The exercise price for an Option shall be as follows:

          i.    In the case of an Incentive Stock Option:

               (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          ii. In the case of Options intended to qualify as Performance-Based Compensation, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          iii.  In the case of a Non-Qualified Stock Option:

               (1) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

               (2) granted to any person, the per Share exercise price shall be determined at the discretion of the administrator.

     b. Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

          i.    cash;

          ii.   check;

          iii. delivery of Optionee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

          iv. surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          v. delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          vi.   any combination of the foregoing methods of payment.

     c. Taxes. No Shares shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Option, the Company shall withhold or collect from Optionee an amount sufficient to satisfy such tax obligations.

8.   Exercise of Option.

     a.    Procedure for Exercise: Rights as a Stockholder.

               i. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Option Agreement.

               ii. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Optioned Stock, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Option Agreement or Section 10, below.

     b. Exercise of Option Following Termination of Employment, Director or Consulting Relationship.

          i. Upon termination of an Optionee's Continuous Status as an Employee, Director or Consultant, other than upon the Optionee's death or disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          ii. Disability of Optionee. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise the Option to the extent the Option is vested on the date of termination, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement). If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three months and one day following such termination. If, on the date of termination, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          iii. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) to the extent vested on the date of death. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     c. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9.   Conditions Upon Issuance of Shares.

     a. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     b. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan, as well as the price per share of Series R Preferred Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Series R Preferred Stock or Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Series R Preferred Stock or Common Stock, as applicable, or any other similar event resulting in an increase or decrease in the number of issued shares of Series R Preferred Stock or Common Stock, as applicable. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Option.

11.  Corporate Transactions.

     a. In the event of any Corporate Transaction, each Option which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Option. However, an outstanding Option under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable Option with respect to shares of the capital stock of the successor corporation or Parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option. The determination of Option comparability under clause (i) above shall be made by the Administrator, and its determination shall be final, binding and conclusive.

     b. Effective upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor company or its Parent.

     c.    The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13.  Amendment, Suspension or Termination of the Plan.

     a. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     b. No Option may be granted during any suspension of the Plan or after termination of the Plan.

     c. Any amendment, suspension or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

14.  Reservation of Shares.

     a. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     b. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

16. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve
(12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall terminate.

                                   EXHIBIT 5.1

                            BAY VENTURE COUNSEL, LLP
                                Attorneys at Law
                           Lake Merritt Plaza Building
                        1999 Harrison Street, Suite 1300
                            Oakland, California 94612
                            Telephone (510) 273-8750
                            Facsimile (510) 834-7440

                                February 7, 2000


Shaman Pharmaceuticals, Inc.
213 East Grand Avenue
South San Francisco, California 94080-4812

      RE:   REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

      As outside counsel to Shaman Pharmaceuticals, Inc, a Delaware corporation (the "Company"), we have been asked by the Company to review the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on, or about, February 7, 2000 (the "Registration Statement"). This is in connection with the registration under the Securities Act of 1933, as amended, of 8,890,490 shares of the Company's Common Stock (the "Plan Shares"), outstanding or reserved for issuance pursuant to the Series R Stock Option Plan.

      As your outside counsel, we have examined the proceedings and such other documents as we have deemed necessary relating to the issuance of 8,890,490 Plan Shares.

      In rendering this opinion, we have assumed, without investigation, the genuineness of all signatures; the correctness of all certificates; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies; and the accuracy and completeness of all records made available to us by, or on behalf of, the Company. In addition, we have assumed, without investigation, the accuracy of the representations and statements as to factual matters made by the Company, its officers and employees, and public officials. Nothing has come to our attention, however, which would lead us to question the accuracy or completeness of such representations, warranties or statements.

      In rendering the opinion hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed necessary and appropriate. It is our opinion that the Plan Shares when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

      We are admitted to practice law only in the State of California, and we express no opinion concerning any law other than the law of the State of California. This opinion is intended solely for your benefit and is not to be relied upon by any other person, firm, or entity without our prior written consent.

      We consent to the use of this opinion as an Exhibit to the Registration Statement, and further consent to all references to this Firm in the Registration Statement and any amendments thereto.


                                    Very truly yours,

                                    /s/ Bay Venture Counsel, LLP

                                    BAY VENTURE COUNSEL, LLP

                                  EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Series R Stock Option Plan of Shaman Pharmaceuticals, Inc. of our report dated February 11, 1999 (except for Note 10, as to which the date is June 22, 1999), with respect to the financial statements of Shaman Pharmaceuticals, Inc. included in its annual report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                    /s/ ERNST & YOUNG LLP

Palo Alto, California
February 7, 2000



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